Exhibit 5

599 LEXINGTON AVENUE | NEW YORK | NY | 10022-6069
WWW.SHEARMAN.COM | T +1.212.848.4000 | F +1.212.848.7179

July 3, 2017

Baker Hughes, a GE company
17021 Aldine Westfield Road
Houston, Texas 77073
713-439-8600

Ladies and Gentlemen:

We are acting as counsel for Baker Hughes, a GE company, a Delaware corporation (the “Company”), in connection with preparation and filing by the Company of a registration statement on Form S‑8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to 57,400,000 shares of  Class A common stock, par value $0.00001, of the Company (the “Shares”) that may be delivered from time to time pursuant to the Baker Hughes, a GE company Long-Term Incentive Plan (the “2017 Plan”), 3,905,324 Shares that may be delivered from time to time pursuant to  the Amended and Restated Baker Hughes Incorporated 2002 Director & Officer Long-Term Incentive Plan (the “2002 D&O Plan”), 7,040,864 Shares that may be delivered from time to time pursuant to the Amended and Restated Baker Hughes Incorporated 2002 Employee Long-Term Incentive Plan (the “2002 Employee Plan”) and 16,715 Shares that may be delivered from time to time pursuant to the Baker Hughes Incorporated Director Compensation Deferral Plan, as amended (the “Director Plan,” and together with the 2017 Plan, the 2002 D&O Plan and the 2002 Employee Plan, the “Plans”).

In connection with the foregoing, we have reviewed originals or copies identified to our satisfaction of the following documents:

(a)	The Registration Statement;

(b)	The certificate of incorporation and by‑laws of the Company, in each case as amended to date; and

(c)
Originals or copies of such other corporate records of the Company, certificates of public officials and of officers of the Company, and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

Our opinion set forth below is based on the text of the Plans as referenced in the Exhibit Index to the Registration Statement.

ABU DHABI  |  BEIJING  |  BRUSSELS  |  DUBAI  |  FRANKFURT  |  HONG KONG  |  LONDON  |  MENLO PARK  |  MILAN  |  NEW YORK
PARIS  |  ROME  |  SAN FRANCISCO  |  SÃO PAULO  |  SAUDI ARABIA*  |  SHANGHAI  |  SINGAPORE  |  TOKYO  |  TORONTO  |  WASHINGTON, DC

SHEARMAN & STERLING LLP IS A LIMITED LIABILITY PARTNERSHIP ORGANIZED IN THE UNITED STATES UNDER THE LAWS OF THE STATE OF DELAWARE, WHICH LAWS LIMIT THE PERSONAL LIABILITY OF PARTNERS.
*DR. SULTAN ALMASOUD & PARTNERS IN ASSOCIATION WITH SHEARMAN & STERLING LLP

Our opinion expressed below is limited to the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning any other law.

Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, we are of the opinion that authorized but not previously issued Shares which may be delivered under the Plans have been duly authorized by the Company and, when (a) issued and delivered by the Company in accordance with the terms of the respective Plan and (b) paid for in full in accordance with the terms of the respective Plan, will be validly issued, fully paid and non‑assessable.

This opinion letter speaks only as of the date hereof.  We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinions expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not thereby concede that we come within the category of persons whose consent is required by the Securities Act or the General Rules and Regulations of the Commission promulgated thereunder.

This opinion is rendered to you in connection with the above matter.  This opinion may not be relied upon by you for any other purpose without our prior written consent.

Very truly yours,

/s/ Shearman & Sterling LLP

Shearman & Sterling LLP